                                PROMISSORY NOTE

-----------------------------------------------------------------------------------------------------------------------
Principal          Loan Date      Maturity       Loan No.       Call      Collateral     Account   Officer   Initials
 $1,000,000.00                     04-30-2000        N                                              84106
-----------------------------------------------------------------------------------------------------------------------

     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
--------------------------------------------------------------------------------

Borrower: COST-U-LESS, INC.      Lender: BANK OF AMERICA NT&SA D/B/A/ SEAFIRST
          12410 S.E. 32ND ST.            BANK WESTERN COMMERCIAL TEAM 1/BELLEVUE
          BELLEVUE, WA 98005             C/O CLSC-W (DOC'S)
                                         800 FIFTH AVE (FAB-13)
                                         SEATTLE, WA 98104
================================================================================

Principal Amount: $1,000,000.00                  Date of Note: December 31, 1997

PROMISE TO PAY. COST-U-LESS, INC. ("Borrower") promises to pay to BANK OF AMERICA NT&SA D/B/A SEAFIRST BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00), together with interest at the initial rate of 7.770% per annum on the unpaid principal balance until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

               4 consecutive monthly interest payments, beginning January 31, 1998, with interest calculated on the unpaid principal balances at an interest rate of 7.770% per annum; and 24 consecutive monthly principal and interest payments of $45,181.24 each, beginning May
          31, 1998, with interest calculated on the unpaid principal balances at an interest rate of 7.770% per annum. Borrower's final payment of $45,181.24 will be due on April 30, 2000. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

AUTOMATIC PAYMENTS. Borrower hereby authorizes Lender to automatically deduct from Borrower's checking/savings account number 68338813, or such other Seafirst account as may be authorized in the future, the loan payment according to the amount and terms of this Note. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reasons, Borrower or Lender may voluntarily terminate Automatic Payments. Our business days are Monday through Friday. Payments that come due on a Saturday, Sunday or legal bank holiday, will be deducted on the following business day.

PREPAYMENT FEE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Upon prepayment of this Note, Lender is entitled to the following prepayment fee: SEE ATTACHED EXHIBIT "A". Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $20.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws,
(e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender, (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note, (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired, (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the interest rate on this Note to 18.000% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS SITUATED IN KING COUNTY, THE STATE OF WASHINGTON. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

STATUTE OF FRAUDS PROVISION. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                PROMISSORY NOTE                           Page 2
                                  (Continued)
================================================================================

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, with the consent of Borrower, or release any party or guarantor; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

COST-U-LESS, INC.

By: /s/ Allan Youngberg
    ----------------------------------------
    ----------------------------------------

================================================================================

                                   EXHIBIT A

                                PREPAYMENT FEES

If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

The amount of the prepayment fee depends of the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans or b) the time the interest rate last changed (repriced) for variable rate loans.

(2)  A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).

(3)  The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment free will not also be charged under the loan.

             Definition of Reference Rate for Variable Rate Loans

The Reference Rate used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to nearest month. The "Initial Reference Rate" shall be the Reference Rate at time of last repricing and a new Initial Reference Rate shall be assigned at each subsequent repricing. The "Final Reference Rate" shall be the Reference Rate at time of prepayment.

               Definition of Reference Rate for Fixed Rate Loans

The "Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate at the time the loan was made. The "Final Reference Rate" shall be the Reference Rate at time of prepayment.

The Reference Rate shall be interpolated from the Federal Reserve Statistical Release (Publication H.15) as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Reference Rate) or the day of prepayment (Final Reference Rate).

An initial reference rate of 5.68% has been assigned to this loan to represent interest rate levels at origination.

                         Calculation of Prepayment Fee

If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.

Cost-U-Less, Inc.                             By:
------------------------------------             -------------------------------
        CUSTOMER NAME(S)                          SIGNATURE               TITLE

By: /s/ Allan Youngberg       VP-CFO            Date: December 29, 1997
   ---------------------------------             -------------------------------
    SIGNATURE               TITLE

                     EXAMPLE OF PREPAYMENT FEE CALCULATION


Variable Rate Loan: A non-amortizing 6-month LIBOR based loan with principal of
------------------
$250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Reference Rate (as determined by the 3-month LIBOR Index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.07 - 0.065) X (0.31) X ($250,000) = $387.50

Fixed Rate Loan: An amortizing loan with remaining principal of $250,000 is
---------------
fully prepaid with 24 months remaining until maturity. An Initial Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Reference Rate (as determined be the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

        Prepayment Fee = (0.09 - 0.075) X (1.3) X ($250,000) = $4,875

                        PREPAYMENT FEE FACTOR SCHEDULE

                TABLE I. -- FULLY AMORTIZING LOANS

Proportion of Remaining
Principal Amount Being Prepaid
------------------------------
                                   Months Remaining to Maturity/Repricing(1)

                 0      3       6       9       12      24       36       48        60      84      120      240      360
------------------------------------------------------------------------------------------------------------------------------
   90-100%       0    .21     .36      .52    .67     1.3      1.9      2.5       3.1     4.3      5.9    10.3      13.1
   60-89%        0    .24     .44      .63    .83     1.6      2.4      3.1       3.9     5.4      7.5    13.2      17.0
   30-59%        0    .28     .53      .78   1.02     2.0      3.0      4.0       5.0     7.0      9.9    18.5      24.4
   0- 29%        0    .31     .63      .92   1.22     2.4      3.7      5.0       6.3     9.0     13.4    28.3      41.8

                TABLE II. -- PARTIALLY AMORTIZING (BALLOON) LOANS

Proportion of Remaining
Principal Amount Being Prepaid
------------------------------
                                   Months Remaining to Maturity/Repricing(1)

                 0      3       6       9       12      24       36       48        60      84      120      240      360
------------------------------------------------------------------------------------------------------------------------------
   90-100%       0     .26    .49      .71    .94      1.8      2.7      3.4       4.2     5.6     7.4       11.6     14.0
   60-89%        0     .30    .59      .86   1.15      2.2      3.3      4.3       5.3     7.1     9.4       15.0     18.1
   30-59%        0     .31    .63      .95   1.27      2.6      3.9      5.3       6.6     9.1    12.6       21.2     26.2
   0- 29%        0     .31    .63      .95   1.27      2.6      4.0      5.4       7.0    10.2    15.7       33.4     46.0

                TABLE III. -- NON-AMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining
Principal Amount Being Prepaid
------------------------------
                                   Months Remaining to Maturity/Repricing(1)

                 0      3       6       9       12      24       36       48        60      84      120      240      360
------------------------------------------------------------------------------------------------------------------------------
   0-100%        0     .31     .61     .91    1.21      2.3     3.4      4.4       5.3     6.9     8.9     13.0      14.8

(1) For the remaining period to maturity/repricing between any tow maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasure Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.